Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
of Valero Energy Corporation and subsidiaries:

We consent to the incorporation by reference in the registration statements, as amended, on Form S-3 (Registration No. 333-157867) and Form S-8 (Registration Nos. 333-31709, 333-31721, 333-31723, 333-31727, 333-81858, 333-106620, 333-118731, 333-125082, 333-129032 and 333-136333) of Valero Energy Corporation and subsidiaries, of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Valero Energy Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Valero Energy Corporation and subsidiaries.

/s/ KPMG LLP

San Antonio, Texas
February 25, 2011